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                                                               Exhibit (a)(1)(g)

              FORM OF INITIAL REMINDER E-MAIL TO ELIGIBLE EMPLOYEES

      As outlined in an e-mail dated September 25, 2007 and in the documents mailed to you on September 25, 2007, recently enacted Internal Revenue Code
Section 409A imposes certain adverse tax consequences (including income tax at vesting, an additional 20% tax and interest charges) on stock options that were granted at a discount from fair market value ("discount options") and which vest after December 31, 2004.

      Tenneco has determined that certain of your stock options may be affected by Section 409A because they were or may have been granted at a discount from fair market value. Tenneco has offered you the opportunity to avoid the adverse tax consequences of Section 409A by amending certain stock options and making certain cash payments. Note that you must act by October 22, 2007 and accept the offer to avoid the adverse tax consequences of Section 409A. All of the details of Tenneco's offer to you are included in the documents mailed to you on September 25, 2007. For more information on how to participate in the offer you may contact:

            Rex Abercrombie, Vice President, Compensation & Benefits
                                  Tenneco Inc.
                  500 North Field Drive, Lake Forest, IL 60045
                              Phone: (847)482-5000

            FORM OF ADDITIONAL REMINDER E-MAIL TO ELIGIBLE EMPLOYEES

      As outlined in an e-mail dated September 25, 2007 and in the documents mailed to you on September 25, 2007, recently enacted Internal Revenue Code
Section 409A imposes certain adverse tax consequences (including income tax at vesting, an additional 20% tax and interest charges) on stock options that were granted at a discount from fair market value ("discount options") and which vest after December 31, 2004.

      Tenneco has determined that certain of your stock options may be affected by Section 409A because they were or may have been granted at a discount from fair market value. Tenneco has offered you the opportunity to avoid the adverse tax consequences of Section 409A by amending certain stock options and making certain cash payments. Note that you must act by October 22, 2007 and accept the offer to avoid the adverse tax consequences of Section 409A. All of the details of Tenneco's offer to you are included in the documents mailed to you on September 25, 2007. For more information on how to participate in the offer you may contact:

            Rex Abercrombie, Vice President, Compensation & Benefits
                                  Tenneco Inc.
                  500 North Field Drive, Lake Forest, IL 60045
                              Phone: (847)482-5000